Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2022, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-258712) and related Prospectus of Ginkgo Bioworks Holdings, Inc. for the registration of 77,500,000 shares of its Class A common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 30, 2022